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                                                                     EXHIBIT 5.1



             [Sheppard, Mullin, Richter and Hampton LLP Letterhead]


January 21, 2005



American Technology Corporation
13114 Evening Creek Drive South
San Diego, California  92128

                  Re:      Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to American Technology Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering for resale of up to 3,959,782 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock"), by the selling stockholder named therein (the "Selling Stockholder"), which includes (i) up to 3,684,782 shares of Common Stock (the "Shares") which the Company may issue from time to time after the Registration Statement becomes effective pursuant to an executed and delivered purchase agreement (the "Purchase Agreement"); and (ii) up to 275,000 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of an issued and outstanding warrant (the "Warrant"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

                  In connection with this opinion, we have reviewed the Registration Statement, the Company's charter documents, the resolutions adopted by the Board of Directors of the Company on December 10, 2004 (the "Resolutions"), certificates of government officials and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have also assumed that the specimen common stock certificate submitted to us will conform to the common stock certificates issued to represent the Shares or Warrant Shares (the "Share Certificates"), that the Share Certificates will be duly executed by the Company and countersigned by the transfer agent therefor in accordance with Section 158 of the Delaware General Corporation Law, that shares currently reserved will remain available for the issuance of the Shares or Warrant Shares, and that the Company's charter documents and Resolutions will not be amended or otherwise modified prior to the issuance of any Shares or Warrant Shares. We have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.


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January 21, 2005
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                  Based on the foregoing review, and in reliance thereon, we are of the opinion that if, as and when the Shares and Warrant Shares are issued and delivered by the Company in accordance with the terms of the Purchase Agreement and Warrant, respectively, including without limitation payment in full of the consideration therefor, the Shares and Warrant Shares will be validly issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the naming of our firm in the "Legal Matters" portion of the prospectus included in the Registration Statement.

                  We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws.

                  This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Warrant Shares.


                                     Respectfully submitted,

                                     /s/ Sheppard, Mullin, Richter & Hampton LLP